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           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 54 to File No. 33-40991; Amendment No. 54 to File No. 811-6322) of Delaware Pooled Trust of our report dated December 10, 2004, included in the 2004 Annual Report to shareholders.

Ernst & Young LLP

Philadelphia, Pennsylvania
October 27, 2005